UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2016

21st CENTURY ONCOLOGY

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7275

(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On March 9, 2016, 21st Century Oncology Holdings, Inc. (the “Company”) announced that its subsidiary, 21st Century Oncology, Inc. (“21C”), entered into a settlement (the “GAMMA Settlement”) with the federal government to resolve a dispute involving its clinical training in new facility locations for a state-of-the-art radiation dose calculation system used by radiation oncologists called GAMMA. The dispute involved the training protocols of certain staff in the utilization of GAMMA and was limited to early implementation and start-up activities at new facility locations across the country. 21C has agreed to pay a settlement amount of $34.7 million as part of the GAMMA settlement.  21C fully cooperated with the federal government and has entered into the GAMMA Settlement with no admission of wrongdoing. There was no indication that patient harm was a component of the dispute and the Company is not aware of harm to any patient related to this dispute. The GAMMA Settlement resolves the GAMMA investigation matter disclosed by the Company in its prior SEC filings.

On March 9, 2016, the Company issued a press release regarding the GAMMA Settlement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21st CENTURY ONCOLOGY HOLDINGS, INC.

Date: March 9, 2016	By:	/s/ LeAnne M. Stewart
		Name:	LeAnne M. Stewart
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release